GUARANTY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of December 4, 2007, by AirGATE Technologies, Inc., a Texas corporation (“Guarantor”), in favor of Samson Investment Company, as collateral agent (the “Agent”) for the holders of the Notes (as defined in the Purchase Agreement referred to below) (all such holders, the “Holders”).

INTRODUCTION

This Guaranty is given in connection with the transactions described in that certain Securities Purchase Agreement dated as of December 4, 2007 by and among The X-Change Corporation, a Nevada corporation (the “Company”), Guarantor, Samson Investment Company, a Nevada corporation, Ironman PI Fund (QP), L.P., a Texas limited partnership, and John Thomas Bridge and Opportunity Fund, LP, a Delaware limited partnership (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement.

Guarantor is a wholly-owned subsidiary of the Company, and as such, will benefit from the transactions contemplated by the Purchase Agreement.

To induce each of the Purchasers to enter into the Purchase Agreement and the Related Agreements, and to purchase from the Company the Notes and the Warrants (each of the foregoing, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively the “Transaction Documents” and each, individually, a “Transaction Document”), Guarantor hereby agrees as follows:

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Section 1. Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Holders, as primary obligor and not merely as surety, the full and punctual payment and performance when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with the Transaction Documents, of all obligations and duties of every type and description owing by the Company to each Holder arising out of or in connection with any Transaction Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, all interest (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding) and all other fees, expenses, costs, indemnities and other sums chargeable to the Company under any Transaction Document (the “Guaranteed Obligations”). The guaranty by Guarantor hereunder constitutes a guaranty of payment and not of collection. All payments made under this Guaranty shall be in immediately available United States funds without deduction, set-off or counterclaim.

Section 2. Guaranty Absolute.

2.1. Guarantor agrees that its obligations under this Guaranty shall be irrevocable, primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty in each case except as otherwise agreed in writing by the relevant Holder): (a) the invalidity or unenforceability of any obligation of the Company or any other guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them; (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Company or any other guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any lien or encumbrance thereunder; (c) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, or any other guarantor or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding; (d) any foreclosure, whether or not through judicial sale, and any other sale, transfer, lease or other disposition of Collateral or any election by the Agent or any Holder, following the occurrence of any event of default or other event which, with the giving of notice or the passage of time would constitute an event of default under any Transaction Document (an “Event of Default”), to proceed separately against any Collateral in accordance with any Agent’s or Holder’s rights under any applicable law; or (e) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, Guarantor, and any other guarantor, in each case other than the payment in full in cash of the Guaranteed Obligations.

2.2. Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, acceptance, demand, protest, requirements for any demand or notice hereunder or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Company, Guarantor or any other guarantor.

2.3. Guarantor unconditionally and irrevocably agrees not to enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other guarantor by reason of any Transaction Document or any payment made thereunder or to assert any claim, defense, setoff or counterclaim it may have against any other obligor for any of the Guaranteed Obligations or setoff any of its obligations to such other obligor against obligations of such obligor to Guarantor unless and until all of the Guaranteed Obligations are indefeasibly paid in full in cash. No obligation of Guarantor hereunder shall be discharged other than by complete performance.

2.4. The obligations of Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, each Holder and/or the Agent (at the direction of the Required Secured Parties (as defined in the Security Agreement)) may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other obligor and without first joining Guarantor or any other obligor in any proceeding. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and Guarantor hereby agrees that none of the Agent and the Holders shall have any duty to advise Guarantor of information regarding such condition or any such circumstances.

Section 3. Representations and Warranties. In addition to the representations and warranties made by Guarantor under the Purchase Agreement and any other Transaction Document, Guarantor hereby makes the following representations and warranties to the Agent and each of the Holders:

(a)	This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

(b)	Neither the execution of this Guaranty nor the performance of the obligations created hereunder will conflict with or result in a breach of any other agreement or instrument to which Guarantor is a party or by which it is bound or be in violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which it may be subject. Guarantor is not in default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement to which it is a party or by which it is bound.

(c)	The consummation of the transactions between the Company and each of the Holders contemplated by the Transaction Documents is of value to Guarantor and is reasonably expected to benefit Guarantor directly or indirectly, and is in furtherance of Guarantor’s business interests.

Section 4. Reinstatement. Guarantor agrees that, if any payment made by any obligor or other individual or entity and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any lien or encumbrance or other Collateral securing such Guarantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor in respect of any lien or encumbrance or other Collateral securing such obligation or the amount of such payment.

Section 5. Amendments and Waivers.

5.1. Each of the Agent and/or each Holder, as applicable, is hereby authorized, without notice to or demand upon Guarantor and without discharging or otherwise affecting the obligations of Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following (but subject to the terms of Section 9.5 of the Purchase Agreement and Section 8 of each Note): (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment of, or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation; (b) apply to any Guaranteed Obligation any sums by whomever paid or however realized in such order as provided in the Transaction Documents; (c) refund at any time any payment received by such Agent or Holder in respect of any Guaranteed Obligation; (d) (i) sell, transfer, assign, exchange, enforce, waive, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, affect, impair or otherwise alter or release any property or interest in property and proceeds thereof now owned or hereafter acquired by the Company, Guarantor or any other obligor of the Guaranteed Obligations in or upon which a lien is granted or purported to be granted pursuant to any Transaction Document (the “Collateral”) for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and/or hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

5.2. None of the Agent and the Holders shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Holder would otherwise have on any future occasion.

5.3. No variation or modification of this Guaranty or any waiver of any of its provisions shall be valid unless in writing and signed by an authorized representative of Agent and Guarantor.

Section 6. Remedies Cumulative. The rights and remedies of the Agent and each Holder hereunder are cumulative and nonexclusive of any other rights and remedies that the Agent and each such Holder may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.

Section 7. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent, each Holder and their successors and assigns; provided, however, that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Holders.

Section 8. Notices. All notices to be given in connection with this Guaranty shall be addressed to the parties at their respective addresses set forth in Section 9.7 of the Purchase Agreement and shall be effected in the manner provided for in such Section 9.7 of the Purchase Agreement.

Section 9. Counterparts. This Guaranty may be executed in any number of counterparts, including without limitation delivery by facsimile or electronic transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

Section 10. Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.

Section 11. GOVERNING LAW AND JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS RULES OR PRINCIPLES THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SERVING DALLAS COUNTY, TEXAS, FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF. ALL PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS, WAIVE TRIAL BY JURY, AND WAIVE ANY DEFENSE OR CLAIM OF FORUM NON CONVENIENS.

Section 12. ENFORCEMENT EXPENSES; INDEMNIFICATION BY GUARANTOR. GUARANTOR DOES HEREBY FURTHER AGREE TO PAY UPON DEMAND ALL LOSSES, COSTS, REASONABLE ATTORNEYS’ FEES AND EXPENSES WHICH MAY BE SUFFERED BY AGENT OR ANY HOLDER BY REASON OF THE COMPANY’S EVENT OF DEFAULT (AS DEFINED IN ANY TRANSACTION DOCUMENT) UNDER ANY TRANSACTION DOCUMENT OR ANY DEFAULT OF GUARANTOR UNDER THIS GUARANTY. GUARANTOR HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS AGENT, EACH HOLDER, THEIR AFFILIATES AND THEIR RESPECTIVE PRINCIPALS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND THIRD-PARTY ADVISORS (EACH, AN “INDEMNIFIED PARTY”) (ON AN AFTER-TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL EXPENSES), DAMAGES, AND LIABILITIES (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND AND NATURE (INCLUDING THOSE ARISING OUT OF THE INDEMNIFIED PARTY’S NEGLIGENCE) ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THIS GUARANTY (“CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. ALL REPRESENTATIONS AND WARRANTIES MADE IN THIS GUARANTY SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS GUARANTY, AND GUARANTOR’S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS GUARANTY.

Section 13. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

AIRGATE TECHNOLOGIES, INC.
as Guarantor By:	/s/ George DeCourcy

Name: George DeCourcy Its: Chief Financial Officer

ACCEPTED AND AGREED
as of the date first above written:

SAMSON INVESTMENT COMPANY, as Agent

By: /s/ Stacy Schusterman

Name: Stacy Schusterman Its: Chief Executive Officer